EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-05483) of SEACOR Holdings Inc.,

(2)	Registration Statement (Form S-3 No. 333-11705) of SEACOR Holdings Inc.,

(3)	Registration Statement (Form S-3 No. 333-20921) of SEACOR Holdings Inc.,

(4)	Registration Statement (Form S-3 No. 333-22249) of SEACOR Holdings Inc.,

(5)	Registration Statement (Form S-3 No. 333-37492) of SEACOR SMIT Inc.,

(6)	Registration Statement (Form S-3 No. 333-53326) of SEACOR SMIT Inc.,

(7)	Registration Statement (Form S-3 No. 333-101373) of SEACOR SMIT Inc.,

(8)	Registration Statement (Form S-3 No. 333-56842) of SEACOR SMIT Inc.,

(9)	Registration Statement (Form S-4 No. 333-53320) of SEACOR SMIT Inc.,

(10)	Registration Statement (Form S-8 No. 333-105340) pertaining to the 2003 Share Incentive Plan of SEACOR SMIT Inc.,

(11)	Registration Statement (Form S-8 No. 333-105346) pertaining to the 2003 Share Incentive Plan of SEACOR SMIT Inc.,

(12)	Registration Statement (Form S-8 No. 333-143066) pertaining to the 2007 Share Incentive Plan of SEACOR Holdings Inc.,

(13)	Registration Statement (Form S-8 No. 333-179655) pertaining to the SEACOR Holdings Inc. 2009 Employee Stock Purchase Plan,

(14)	Registration Statement (Form S-8 No. 333-179656) pertaining to the SEACOR Holdings Inc. 2007 Share Incentive Plan,

(15)	Registration Statement (Form S-8 No. 333-182082) pertaining to the SEACOR Holdings Inc. 2007 Share Incentive Plan, and

(16)	Registration Statement (Form S-8 No. 333-196304) pertaining to the SEACOR Holdings Inc. 2014 Share Incentive Plan;

of our reports dated February 26, 2015, with respect to the consolidated financial statements and schedule of SEACOR Holdings Inc., and the effectiveness of internal control over financial reporting of SEACOR Holdings Inc., included in this Annual Report (Form 10-K) of SEACOR Holdings Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Boca Raton, Florida
February 26, 2015